UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2004

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-27978	943128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(925) 924-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Effective as of March 15, 2005, and subsequent to the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2004, Kathleen M. Crusco will become the Company’s Vice President of Worldwide Finance, transitioning from her current position as the Company’s Vice President, Worldwide Controller and Principal Accounting Officer. Ms. Crusco has served as the Worldwide Controller since January 2002 and as the Company’s Principal Accounting Officer since August 2002. Prior to joining Polycom, Ms. Crusco had been employed as Vice President, Worldwide Controller at Documentum, Inc. from April 1999 to January 2002, Director of Finance at Adaptec Inc. from June 1997 to April 1999 and in various management capacities at PricewaterhouseCoopers from 1987 to 1997. Ms. Crusco holds a Bachelor of Science degree in Accounting from the California State University of Chico.

Effective as of March 15, 2005, Laura J. Durr will become the Company’s Vice President, Worldwide Controller and Principal Accounting Officer. Ms. Durr, age 44, joined the Company in March 2004 as our Assistant Controller. Prior to joining Polycom, Ms. Durr served as the Director of Finance & Administration for QuickSilver Technology, Inc. from February 2003 to March 2004, as an independent consultant from July 2002 to February 2003 and as the Corporate Controller for C Speed Corporation from April 2001 to June 2002. From October 1999 to October 2000, Ms. Durr was a business unit Controller at Lucent Technologies, Inc. after their acquisition of International Network Services where she was the Corporate Controller from May 1995 to October 1999. Ms. Durr also spent six years in various capacities at PricewaterhouseCoopers. Ms. Durr is a certified public accountant and a holds a Bachelor of Science degree in Accounting from San Jose State University in San Jose, California.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration and Chief Financial Officer

Date: December 14, 2004

3